EXHIBIT 10.22

                  CONVERTIBLE PROMISSORY NOTE ("NOTE")

     FOR VALUE RECEIVED, the undersigned, Bion Environmental Technologies, Inc., a Colorado corporation ("MAKER"), hereby promises to pay to the order of Bright Capital, Ltd. ("HOLDER"), and its successors and assigns, c/o 64 Village Hill Drive, Dix Hills, NY 11746, or at such other place as the HOLDER of this Note may from time to time designate in writing, all sums due under this Note (plus interest) in lawful and immediately available money of the United States. The initial principal of this Note is $503,418.91. Interest shall be accrued and added to principal at a simple rate of six percent (6.0%) per annum from date owed by Maker. All outstanding principal and interest shall be due and payable on or before January 1, 2009, if not previously paid. If this Note or interest due hereunder is not paid when due or declared due hereunder, the principal shall draw interest at the rate of one and one half percent (1.5%) per month.

     Upon default by the MAKER of the timely payment of principal or interest due hereunder or upon any Event of Default as hereinafter defined, the HOLDER may, in its sole discretion, withhold any payments due and payable to MAKER and apply same to the MAKER's obligations hereunder. In addition, upon any Event of Default, the HOLDER may declare the full amount of this Note due and payable.

     If any one or more of the following events ("Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law, pursuant to or in compliance with any judgment, decree of order of any court, or any order, rule or regulation of any administrative or governmental body, or otherwise) the HOLDER of this Note may, at its option, upon written notice to MAKER, declare this Note and any other promissory note issued by MAKER to HOLDER (whether or not then due in accordance with its terms) to be due and payable, whereupon the entire balance of this Note shall forthwith become and be due and payable:

     (a) MAKER fails to make payment of principal or of interest on this Note or any other obligation of MAKER when such shall become due and payable, whether at the stated maturity thereof or by acceleration or otherwise;

     (b) MAKER (1) admits its inability to pay its debts as they become due; (2) files a petition in bankruptcy or makes a petition to take advantage of an insolvency act; (3) makes an assignment for the benefit of creditors; (4) commences a proceeding for the appointment of a receiver, trustee, liquidator, or conservator of itself or of the whole or any substantial part of its properties; (5) files a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute or the United States or any State;

     (c) MAKER (1) is adjudged as bankrupt, (2) a court enters an order, judgment or decree, appointing a receiver, trustee, liquidator or conservator of MAKER or of the whole or any substantial part of its properties, or approve a petition filed against MAKER seeking reorganization or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States or any state;
(3) under the provisions of any other law for the relief or aid of debtors, a court assumes custody or control of MAKER or the whole or any substantial part of its properties; (4) there is commenced against MAKER any proceeding for any of the foregoing relief; (5) a petition in bankruptcy is filed against MAKER; or (6) MAKER by any act indicates its consent to approval of or acquiescence in any such proceeding or petition.

     Except as otherwise hereinabove expressly provided, MAKER hereby waives diligence, demand, protest, presentment and all notices (whether of nonpayment, dishonor, protest, acceleration or otherwise) and consents to acceleration of the time of payment, surrender or substitution of security or forbearance, or other indulgence, without notice.

     Jurisdiction and venue shall be in a court of general jurisdiction located in the State of New York. In the event that litigation is necessary to collect the principal (and interest) of the Note, HOLDER shall be entitled to reasonable attorneys' fees and litigation costs associated therewith.

                       BION ENVIRONMENTAL TECHNOLOGIES, INC.



                       By: ________________________________________
                           Authorized Officer


                       Date:  December 31, 2005

                       Initial principal:  $503,418.91

                       Date Due:  January 1, 2010




                          CONVERSION AGREEMENT


     IT IS AGREED effective this 31st day of December 2005 by and between Bion Environmental Technologies, Inc. ("Maker") and Bright Capital, Ltd. ("Holder") as follows:

     1) The outstanding principal and interest due to Holder from Maker pursuant to the promissory note dated December 31, 2005 ("Note") which is attached hereto as Exhibit A shall be convertible, in whole or in part, at the option of the HOLDER, into shares of MAKER's common stock ("Shares") at a price of $2.00 per share (equitably adjusted for subsequent stock splits, dividends, mergers, etc.) as follows: a) by HOLDER at any time after July 1, 2007; b) by MAKER any time after July 1, 2008; c) by MAKER and HOLDER by mutual agreement at any time prior to payment by MAKER of such principal and interest.

     2)   MAKER shall not prepay the NOTE without permission of HOLDER.

     3) Upon issuance, MAKER represents that all Shares received as a result of conversion of the Note shall be fully-paid and non-assessable.

     4) Any interest accrued to the Note after July 1, 2007 shall not be convertible into Shares but shall rather be payable in cash by Maker upon conversion of the Note into Shares.

MAKER:

By: _____________________________

HOLDER:

By: ______________________________